Exhibit 99.01

Keynote Reports Third Fiscal Quarter 2011 Results

  Comparison to Third Quarter 2010
    Record Revenue of $26.6 Million, Up from $19.3 Million
    GAAP Net Income of $4.2 Million, or $0.23 per Diluted Share, Compared to GAAP Net Loss of $315,000, or ($0.02) per Share
    Adjusted EBITDA of $7.0 Million, or 26% of Revenue, Increased from $2.3 Million, or 12% of Revenue
  Quarterly Cash Dividend of $0.06 per Share

SAN MATEO, Calif.--(BUSINESS WIRE)--July 26, 2011--Keynote® Systems (NASDAQ:KEYN), the global leader in Internet and mobile cloud monitoring, reported financial results for its third fiscal quarter ended June 30, 2011.

Umang Gupta, Chairman and CEO of Keynote, said: “Our early and continued investments in mobile and Internet cloud technology are resonating with our customers’ need to monitor and test the performance of their growing online assets. Reflecting customer demand, we delivered $26.6 million in revenue during the fiscal third quarter—record quarterly revenue with and without the positive impact from the accounting standards change. We highlight the renewed momentum of our Internet business, which grew 18% year-over-year, and we continue to see strong growth in our mobile business.”

Quarter Ended June 30, 2011 Compared to Quarter Ended June 30, 2010

Revenue was $26.6 million, compared to $19.3 million. Excluding the approximately $2.4 million positive effect of the accounting standards change related to the company’s revenue recognition policy, revenue grew 25%. Operating income was $4.5 million, compared to an operating loss of $77,000.

Net income was $4.2 million, or $0.23 per diluted share, compared to a net loss of $315,000, or ($0.02) per share. Non-GAAP net income was $5.6 million, or $0.31 per diluted share, compared to $1.2 million, or $0.08 per diluted share. The company defines non-GAAP net income (loss) as GAAP net income (loss) adjusted for the provision for income taxes, cash taxes from on-going operations, stock-based compensation expense, and amortization of purchased intangibles. Non-GAAP earnings (loss) per diluted share equals non-GAAP net income (loss) divided by the diluted weighted average shares outstanding for the period.

Management also believes the non-GAAP figure of adjusted earnings before interest income, taxes, depreciation, amortization, stock-based compensation, and other income (expenses), net, or Adjusted EBITDA, provides a useful measure of operations. Adjusted EBITDA was $7.0 million, or 26% of revenue, compared to $2.3 million, or 12% of revenue.

Cash provided by operating activities was $4.6 million, compared to $6.3 million. Keynote defines free cash flow as cash flow from operations less cash used for purchases of property, equipment and software. The company generated free cash flow of $3.8 million, compared to $5.3 million.

Nine-Months Ended June 30, 2011 Compared to Nine-Months Ended June 30, 2010

Revenue increased to $75.5 million, from $59.3 million. Excluding the approximately $5.4 million positive effect of the accounting standards change related to the company’s revenue recognition policy, revenue grew 18%. Operating income increased to $11.5 million, from $1.1 million. Net income was $11.1 million, or $0.65 per diluted share, compared to $522,000, or $0.04 per diluted share. Non-GAAP net income was $15.7 million, or $0.92 per diluted share, compared to $5.2 million, or $0.35 per diluted share.

Cash provided by operating activities was $13.6 million, compared to $7.9 million. Adjusted EBITDA grew to $18.7 million, or 25% of revenue, from $8.7 million, or 15% of revenue.

Balance Sheet

At June 30, 2011, Keynote had $91.5 million in cash, cash equivalents, and short-term investments. Net deferred revenue was $21.3 million at June 30, 2011, compared to $18.5 million at June 30, 2010. Gross deferred revenue, defined as the sum of net deferred revenue and unpaid deferred revenue, was $29.5 million at June 30, 2011, compared to $25.2 million at June 30, 2010.

The total shares outstanding at June 30, 2011 were 16.5 million, compared to 14.9 million at June 30, 2010.

Quarterly Cash Dividend

The board of directors approved a quarterly cash dividend of $0.06 per common share, payable September 15, 2011 to common stockholders of record at the close of business on September 1, 2011.

Expectations for the Fourth Quarter of Fiscal Year 2011

The statements in this section of this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects the following for the fourth fiscal quarter of 2011:

  Total revenue is expected to be between $26.0 million and $27.0 million.
  The positive effect related to the revenue accounting standards change is expected to be approximately $1.2 million.
  GAAP earnings per diluted share are expected to be between $0.18 and $0.23.
  Non-GAAP earnings per diluted share are expected to be between $0.27 and $0.32.

The above guidance is based on the following assumptions. Foreign exchange rates do not change materially. Total stock-based compensation expense and amortization of intangible assets is expected to be approximately $1.6 million. Depreciation is expected to be approximately $1.1 million. Interest income and other, net is expected to be approximately $150,000 assuming no material changes in interest rates, foreign exchange rates and currently planned uses of cash. Cash taxes paid from on-going operations is expected to be $250,000. Diluted weighted average shares outstanding are expected to be approximately 18.5 million shares, assuming some additional issuances of equity or equity-related securities and no significant changes in the company’s stock price.

Conference Call

Keynote will host a conference call and simultaneous Webcast at 2:00 pm (PST) today, July 26, 2011. To access the call in the U.S., please dial (800) 580-9478, and for international callers dial (630) 691-2769. Callers may provide the following confirmation number 30193942 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining. The conference call will also be broadcast live over the Internet and available for replay for 90 days at www.keynote.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (888) 843-7419, and for international callers dial (630) 652-3042 and enter access code 30193942#.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the Company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations.

Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote’s future growth, expected revenue, GAAP and Non-GAAP earnings per share, and the related underlying assumptions in calculating those amounts, the impact of new accounting standards and other future financial results. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the uncertain impact global economic conditions will have on Keynote’s business or the businesses of current or potential customers, Keynote’s ability to successfully market and sell its current services to new or existing customers, Keynote’s ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote’s various services fluctuates, the risk that Keynote’s recent revenue growth may not be sustained, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote’s ability to attract and retain new customers, Keynote’s ability to operate its international operations and manage related costs successfully, Keynote’s ability to retain key employees, pricing pressure with respect to Keynote’s services, unforeseen expenses, competition in Keynote’s markets, costs associated with any future acquisitions, the effect of acquisitions by competitors in Keynote’s target markets, Keynote’s ability to keep pace with changes in the mobile and Internet infrastructure as well as other technological changes, the impact of changes in foreign exchange rates, which can be significant, and the success of Keynote’s international operations. Readers should also refer to the risks outlined in Keynote’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2010, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

Non-GAAP Measures

This press release includes information on Non-GAAP net income, Non-GAAP earnings per share, Adjusted EBITDA, free cash flow and gross deferred revenues. These measures are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. Non-GAAP net income (loss) is calculated by adjusting GAAP net income (loss) for the provision for income taxes, cash taxes from on-going operations, stock-based compensation expense and amortization of purchased intangibles. Non-GAAP earnings (loss) per share are calculated by dividing Non-GAAP net income (loss) by the weighted average number of diluted shares outstanding for the period. Free cash flow is defined as cash flow from operations less cash used to purchase of property, equipment and software. Gross deferred revenue is defined as the sum of net deferred revenue and unpaid deferred revenue. Adjusted EBITDA is defined as earnings before interest income, taxes, depreciation, amortization, stock-based compensation and other income (expense), net. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating the Company’s business and operations. Accordingly, the Company believes that this non-GAAP information is useful as an additional means for investors to evaluate the Company’s operating performance, when reviewed in conjunction with the Company’s GAAP financial statements. Management also reviews this information as an additional means for measuring the performance of the Company. The Company compensates for these limitations by realizing that these amounts are not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating its business and operations.

About Keynote

Keynote Systems (NASDAQ: "KEYN") is the global leader in Internet and mobile cloud monitoring. We provide companies with solutions for continuously improving the online experience. Founded in 1995, Keynote delivers testing, monitoring and measurement products and services for any enterprise including online portals, e-commerce sites, B2B sites, mobile operators and mobile infrastructure providers. Keynote products and services help companies improve customer experience in four areas: Web performance, mobile quality, streaming and real user experience testing.

Known as The Mobile and Internet Performance Authority™, Keynote has a market-leading on-demand infrastructure of over 3,000 measurement computers and mobile devices in over 275 locations around the world. Keynote's 2,800 customers represent top Internet and mobile companies including American Express, AT&T, Disney, eBay, E*TRADE, Expedia, Google, Microsoft, SonyEricsson, T-Mobile and Vodafone.

Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at www.keynote.com or by phone in the U.S. at 1-800-KEYNOTE.

Keynote®, DataPulse®, CustomerScope®, Keynote CE Rankings®, Keynote Customer Experience Rankings®, Perspective®, Keynote Red Alert®, Keynote Traffic Perspective®, Keynote WebEffective®, The Internet Performance Authority®, MyKeynote®, SIGOS®, SITE®, Keynote™, The Mobile & Internet Performance Authority™ and Keynote FlexUse™ are trademarks or registered trademarks of Keynote Systems, Inc. in the United States and/or other countries. All other trademarks are the property of their respective owners. © 2011 Keynote Systems, Inc.

Keynote Systems, Inc. and Subsidiaries CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data) (unaudited)

	Three Months Ended			Nine Months Ended
	June 30,	Mar 31,	June 30,	June 30,	June 30,
	2011	2011	2010	2011	2010
Net revenue:	$26,586	$24,107	$19,273	$75,526	$59,338
Costs and expenses:
Costs of revenue:
Direct costs of revenue	6,534	5,964	5,243	18,341	15,850
Development	3,410	3,186	2,968	9,631	9,084
Operations	2,058	1,967	1,935	5,936	5,761
Amortization of intangible assets-software	419	419	433	1,257	1,166
Total costs of revenue	12,421	11,536	10,579	35,165	31,861
Sales and marketing	6,982	6,768	6,296	20,943	19,000
General and administrative	2,831	2,559	2,652	8,238	7,830
Excess occupancy income, net	(273)	(273)	(323)	(792)	(942)
Amortization of intangible assets - other	147	153	146	451	484
Total costs and expenses	22,108	20,743	19,350	64,005	58,233
Income (loss) from operations	4,478	3,364	(77)	11,521	1,105
Interest income and other, net	118	207	(47)	541	206
Income (loss) before provision for income taxes	4,596	3,571	(124)	12,062	1,311
Provision for income taxes	(443)	(240)	(191)	(951)	(789)
Net income (loss)	$4,153	$3,331	$(315)	$11,111	$522

Net income (loss) per share:
Basic	$0.25	$0.21	$(0.02)	$0.70	$0.04
Diluted	$0.23	$0.19	$(0.02)	$0.65	$0.04
Weighted average common shares outstanding:
Basic	16,483	15,814	14,799	15,765	14,640
Diluted	17,950	17,160	14,799	17,081	14,905

Keynote Systems, Inc. and Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)

	June 30, 2011	September 30, 2010

Assets
Current assets:
Cash, cash equivalents and short-term investments	$91,506	$66,352
Accounts receivable, net	14,551	9,094
Prepaids, deferred costs and other current assets	4,339	3,571
Inventories	2,179	1,286
Deferred tax assets	3,951	3,749
Total current assets	116,526	84,052
Deferred costs and other long-term assets	847	1,599
Property and equipment, net	34,006	33,432
Goodwill	65,701	63,166
Identifiable intangible assets, net	2,255	3,914
Deferred tax assets	312	359
Total assets	$219,647	$186,522

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,498	$1,748
Accrued expenses	8,671	7,945
Deferred revenue	18,410	19,539
Total current liabilities	29,579	29,232
Deferred rent and other long term liabilities	3,897	3,605
Long-term deferred revenue	2,937	1,926
Long-term deferred tax liability	456	395
Total liabilities	36,869	35,158

Stockholders' equity:
Common stock	17	15
Additional paid-in capital	303,335	286,761
Accumulated deficit	(126,817)	(137,928)
Accumulated other comprehensive income	6,243	2,516
Total stockholders' equity	182,778	151,364
Total liabilities and stockholders' equity	$219,647	$186,522

Keynote Systems, Inc. and Subsidiaries GAAP TO NON-GAAP RECONCILIATION (in thousands, except per share data) (unaudited)

	Three Months Ended			Nine Months Ended
	June 30,	Mar 31,	June 30,	June 30,	June 30,
	2011	2011	2010	2011	2010
Revenue Categories *
Internet:
Web measurement subscriptions	$7,865	$7,373	$6,584	$22,513	$19,347
Other subscriptions	2,846	2,784	2,648	9,078	8,882
Engagements	2,735	2,600	2,164	7,520	6,601
Internet net revenue	13,446	12,757	11,396	39,111	34,830
Mobile:
Subscriptions	4,149	3,234	2,718	10,578	7,602
Ratable licenses	3,426	3,687	5,159	11,684	16,906
System licenses	3,112	1,262	-	6,366	-
Maintenance and support	2,453	3,167	-	7,787	-
Mobile net revenue	13,140	11,350	7,877	36,415	24,508
Net revenue	$26,586	$24,107	$19,273	$75,526	$59,338
Non-GAAP Net Income and Income Per Share
GAAP net income (loss)	$4,153	$3,331	$(315)	$11,111	$522
Provision for income taxes	443	240	191	951	789
Stock-based compensation **	821	724	757	2,340	2,547
Amortization of intangible assets - other	147	153	146	451	484
Amortization of intangible assets - software	419	419	433	1,257	1,166
Non-GAAP income before income tax	5,983	4,867	1,212	16,110	5,508
Cash taxes from on-going operations	(412)	136	(50)	(442)	(339)
Non-GAAP net income	$5,571	$5,003	$1,162	$15,668	$5,169
Weighted average diluted common shares outstanding	17,950	17,160	15,062	17,081	14,905
Non-GAAP income per share	$0.31	$0.29	$0.08	$0.92	$0.35
Adjusted EBITDA
GAAP net income (loss)	$4,153	$3,331	$(315)	$11,111	$522
Provision for income taxes	443	240	191	951	789
Interest income and other, net	(118)	(207)	47	(541)	(206)
Stock-based compensation **	821	724	757	2,340	2,547
Amortization of intangible assets - other	147	153	146	451	484
Amortization of intangible assets - software	419	419	433	1,257	1,166
Depreciation	1,109	1,060	1,064	3,175	3,381
Adjusted EBITDA	$6,974	$5,720	$2,323	$18,744	$8,683
** Stock-based compensation by category
Direct costs of revenue	$114	$99	$93	$309	$319
Development	181	171	199	529	604
Operations	97	47	102	251	328
Sales and marketing	302	284	299	877	936
General and administrative	127	123	64	374	360
	$821	$724	$757	$2,340	$2,547

* Effective with fiscal year 2011, new revenue accounting guidance was adopted by the Company that had the primary effect of recognizing SITE systems revenue, excluding maintenance, at the time of acceptance rather than ratably over the contract term. SITE orders received after fiscal year 2010 are reported as System licenses for the hardware and software elements of those contracts and as Maintenance and Support for the remaining elements. SITE orders received prior to the beginning of fiscal year 2011 continue to be recognized ratably and are reported as Ratable licenses revenue.

Keynote Systems, Inc. and Subsidiaries REVENUE DETAIL (in thousands) (unaudited)

	Three Months Ended				Year Ended
	Dec 31	March 31	June 30	Sept 30	Sept 30
FY 2011*
Internet:
Web measurement subscriptions	$7,275	$7,373	$7,865	$-	$22,513
Other subscriptions	3,448	2,784	2,846	-	9,078
Engagements	2,185	2,600	2,735	-	7,520
Internet net revenue	12,908	12,757	13,446	-	39,111
Mobile:
Subscriptions	3,195	3,234	4,149	-	10,578
Ratable licenses	4,571	3,687	3,426	-	11,684
System licenses	1,992	1,262	3,112	-	6,366
Maintenance and support	2,167	3,167	2,453	-	7,787
Mobile net revenue	11,925	11,350	13,140	-	36,415
Net revenue	$24,833	$24,107	$26,586	$-	$75,526
FY 2010
Internet:
Web measurement subscriptions	$6,170	$6,593	$6,584	$7,105	$26,452
Other subscriptions	3,665	2,569	2,648	3,154	12,036
Engagements	2,544	1,893	2,164	2,187	8,788
Internet net revenue	12,379	11,055	11,396	12,446	47,276
Mobile:
Subscriptions	2,374	2,510	2,718	2,770	10,372
Ratable licenses	5,956	5,791	5,159	5,297	22,203
Mobile net revenue	8,330	8,301	7,877	8,067	32,575
Net revenue	$20,709	$19,356	$19,273	$20,513	$79,851
FY 2009
Internet:
Web measurement subscriptions	$7,209	$6,572	$6,621	$6,370	$26,772
Other subscriptions	2,455	2,761	2,782	2,812	10,810
Engagements	3,121	2,308	2,324	2,134	9,887
Internet net revenue	12,785	11,641	11,727	11,316	47,469
Mobile:
Subscriptions	1,809	2,008	2,052	2,146	8,015
Ratable licenses	6,043	5,915	6,390	6,275	24,623
Mobile net revenue	7,852	7,923	8,442	8,421	32,638
Net revenue	$20,637	$19,564	$20,169	$19,737	$80,107
FY 2008
Internet:
Web measurement subscriptions	$6,828	$6,798	$6,863	$7,348	$27,837
Other subscriptions	2,704	2,640	2,666	2,585	10,595
Engagements	2,846	1,937	2,631	2,360	9,774
Internet net revenue	12,378	11,375	12,160	12,293	48,206
Mobile:
Subscriptions	1,340	1,654	1,912	1,976	6,882
Ratable licenses	4,002	4,605	6,426	6,787	21,820
Mobile net revenue	5,342	6,259	8,338	8,763	28,702
Net revenue	$17,720	$17,634	$20,498	$21,056	$76,908

* Effective with fiscal year 2011, new revenue accounting guidance was adopted by the Company that had the primary effect of recognizing SITE systems revenue, excluding maintenance, at the time of acceptance rather than ratably over the contract term. SITE orders received after fiscal year 2010 are reported as System licenses for the hardware and software elements of those contracts and as Maintenance and Support for the remaining elements. SITE orders received prior to the beginning of fiscal year 2011 continue to be recognized ratably and are reported as Ratable licenses revenue.

Keynote Systems, Inc. and Subsidiaries CASH FLOW FROM OPERATING ACTIVITIES AND FREE CASH FLOW (in thousands) (unaudited)

	Three Months Ended				Year Ended
	Dec 31	March 31	June 30	Sept 30	Sept 30
FY 2011
Total Revenue	$24,833	$24,107	$26,586	$-	$75,526
Cash Flow from Operations	$2,324	$6,693	$4,560	$-	$13,577
% of Revenue	9%	28%	17%	-	18%
Purchase of PP&E	$470	$1,693	$795	$-	$2,958
Free Cash Flow *	$1,854	$5,000	$3,765	$-	$10,619
% of Revenue	7%	21%	14%	-	14%
FY 2010
Total Revenue	$20,709	$19,356	$19,273	$20,513	$79,851
Cash Flow from Operations	$(95)	$1,749	$6,272	$4,805	$12,731
% of Revenue	(0%)	9%	33%	23%	16%
Purchase of PP&E	$775	$653	$961	$840	$3,229
Free Cash Flow *	$(870)	$1,096	$5,311	$3,965	$9,502
% of Revenue	(4%)	6%	28%	19%	12%
FY 2009
Total Revenue	$20,637	$19,564	$20,169	$19,737	$80,107
Cash Flow from Operations	$2,020	$1,249	$4,151	$1,379	$8,799
% of Revenue	10%	6%	21%	7%	11%
Purchase of PP&E	$661	$736	$1,199	$848	$3,444
Free Cash Flow *	$1,359	$513	$2,952	$531	$5,355
% of Revenue	7%	3%	15%	3%	7%
FY 2008
Total Revenue	$17,720	$17,634	$20,498	$21,056	$76,908
Cash Flow from Operations	$330	$2,527	$1,522	$901	$5,280
% of Revenue	2%	14%	7%	4%	7%
Purchase of PP&E	$1,351	$1,034	$1,602	$4,435	$8,422
Free Cash Flow *	$(1,021)	$1,493	$(80)	$(3,534)	$(3,142)
% of Revenue	(6%)	8%	(0%)	(17%)	(4%)

* Keynote defines free cash flow as cash flow from operations less cash used for purchases of property, equipment, software and acquired technology.

Keynote Systems, Inc. and Subsidiaries DEFERRED REVENUE (in thousands) (unaudited)

	June 30, 2011	March 31, 2011	June 30, 2010

Deferred revenue, net
Domestic	$7,642	$6,639	$5,249
International	13,705	14,612	13,211
Total	21,347	21,251	18,460

Add back: unpaid deferred revenue
Domestic	3,625	2,550	2,224
International	4,505	4,267	4,536
Total	8,130	6,817	6,760

Deferred revenue, gross
Domestic	11,267	9,189	7,473
International	18,210	18,879	17,747
Total	$29,477	$28,068	$25,220

CONTACT:
Keynote Systems, Inc.
Tim Dien, 415-433-3777 (Investor Relations)
tdien@lhai.com
Dan Berkowitz, 650-403-3305 (Public Relations)
dberkowitz@keynote.com